Exhibit 99.1

Duluth Holdings Inc. Announces Appointment of Heena Agrawal

as Chief Financial Officer

MOUNT HOREB, WI – January 23, 2024 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s workwear, casual wear, outdoor apparel and accessories, today announced the appointment of Heena Agrawal as Senior Vice President and Chief Financial Officer, effective February 12, 2024.

Ms. Agrawal is a proven executive with over 20 years of finance and leadership experience. She is a business-oriented finance leader with diverse, versatile skills and a track record of driving superior results for a wide variety of companies across multiple industries including Procter & Gamble, Walgreens, Underwriters Lab, and Kontoor Brands. Ms. Agrawal’s business acumen spans growing businesses organically, delivering acquisition synergies, and growing profitably by way of driving pricing and productivity efficiencies. She has successfully drawn on her communication and interpersonal strengths to build and lead global teams while partnering cross-functionally at all levels. Ms. Agrawal has engaged on a regular basis with executive teams and boards, as well as investor relations liaisons and vendor partners. She has also been an invited speaker and thought leader for finance forums.

After earning her CPA, CFA and MBA from Kelley School of Business at Indiana University, Ms. Agrawal spent the first ten years of her finance career at Procter & Gamble profitably growing billion dollar brands like Crest, leading the integration of Oral-B, leading Oral Care Supply Chain Finance, creating new male personal care category expansion strategies for Gillette & Old Spice, and developing growth models for NA Swiffer & Mr. Clean.

Ms. Agrawal’s most recent professional experience spans the following:

•	Kontoor Brands: Chief Financial Officer, Global Wrangler and Global Kontoor Supply Chain

•	Underwriters Laboratories: Chief Financial Officer, Global Industrial Segment; Chief Financial Officer, Global Connected Technology Appliances & Lighting Division

•	Walgreens Boots Alliance: Vendor Synergy Leader, Rite Aid M&A Integration; Head of US FP&A, Data Analytics, and MIS: Walgreens; Finance Director, Supply Chain Walgreens

Management Commentary

President and CEO Sam Sato commented, “We are thrilled to have attracted such a seasoned executive to fill the important Chief Financial Officer position at such a pivotal time for Duluth Trading. Heena’s extensive experience and strong finance and leadership acumen will play a crucial role in the development of Duluth’s long-range plans as we remain steadfast on executing the pillars of our Big Dam Blueprint.”

“It is an honor to be joining the Duluth executive team and I look forward to partnering with Sam and the entire leadership team as Duluth further pursues its growth initiatives. Duluth Trading is uniquely positioned to expand their reach and I am excited to leverage my extensive experience and business acumen to drive the company’s next phase of growth profitably,” said Heena Agrawal.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and are available through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee”—if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are not historical facts, and are based upon Duluth Trading’s current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading’s control. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Tom Filandro

ICR, Inc.

(646) 277-1200

DuluthIR@icrinc.com